Global Payments Reports Third Quarter 2021 Results

November 2, 2021

Delivers Record Third Quarter Results
Provides Updated Outlook for 2021
Closes MineralTree Acquisition to Enter B2B Market
Completes Purchase of Bankia’s Merchant Services Business
Closes Acquisition of Worldline’s PAYONE Austrian POS Acquiring Business

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the third quarter ended September 30, 2021.

“We are pleased to have delivered the strongest performance in our history in the third quarter despite facing incremental challenges from COVID-19 during the period,” said Jeff Sloan, Chief Executive Officer. “Our businesses continued to demonstrate their resilience, and our results highlight our consistent execution across cycles. As we have throughout the pandemic, we benefit from accelerated digitization across our markets. This quarter provided further proof points that our four-pillared strategy drives differentiated growth.”

Sloan concluded, “Today we are a top quartile software-as-a-service (SaaS) technology company, the leading issuer technology provider and program manager with unique partnerships, and a leading e-commerce and omnichannel acquirer with unmatched virtual and physical presence. And we deliver our technologies with tremendous breadth across developed and attractive growth markets while benefiting from innovation in the ecosystem.”

Strategic Highlights
•Renewed key issuer technology partnerships with CIBC and CITI as a top SaaS provider to the most complex and sophisticated institutions worldwide;
•Significantly expanded the duration and scope of our relationship with PayPal, including support of cryptocurrencies as a leading e-commerce technology partner;
•Selected by Mercedes-Benz Stadium to maximize its connected commerce environment as a leading software and omnichannel enabler;
•Announced plans to launch a two-sided ecosystem with Virgin Money to redefine consumer and merchant digital experiences as a unique network provider;
•Formally entered the B2B market with our acquisition of MineralTree as a leading B2B company;
•Completed the acquisition of Bankia’s merchant services business together with our partners at CaixaBank, deepening our presence in one of the most attractive markets in Europe; and
•Closed the acquisition of Worldline’s PayOne Austrian POS acquiring assets through our Erste joint venture, bringing our distinctive distribution and market-leading technologies at scale to another strong secular growth market.

Third Quarter 2021 Summary
•GAAP revenues were $2.20 billion, compared to $1.92 billion in the third quarter of 2020; diluted earnings per share were $1.01 compared to $0.74 in the prior year; and operating margin was 18.2% compared to 15.1% in the prior year.
•Adjusted net revenues increased 15% to $2.00 billion, compared to $1.75 billion in the third quarter of 2020.
•Adjusted earnings per share increased 28% to $2.18, compared to $1.71 in the third quarter of 2020.
•Adjusted operating margin of 42.8% expanded 170 basis points.

Business Outlook
"We are delighted with the growth we achieved across our businesses despite facing incremental headwinds from the delta variant of COVID-19 in the third quarter. We are also pleased that we delivered consistent performance in our Merchant Solutions business. In particular, our worldwide acquiring businesses generated 19% adjusted net revenue growth compared to 2019, continuing our track record of strong execution and performance," said Cameron Bready, President and Chief Operating Officer.

2021 Outlook
“We are gratified by the strong financial performance we delivered in the third quarter, which exceeded our expectations despite the incremental impact of the pandemic,” said Paul Todd, Senior Executive Vice President and Chief Financial Officer. “We achieved double digit adjusted net revenue growth, strong adjusted operating margin expansion and impressive adjusted earnings per share growth compared to both 2020 and 2019.”

Todd concluded, “We remain encouraged by the trends we are seeing in our business, and we are increasing the lower ends of our adjusted net revenue and adjusted earnings per share guidance by $10 million and $0.03 per share, respectively. We now expect full year 2021 adjusted net revenue to be in the range of $7.71 billion to $7.73 billion, reflecting growth of 14% to 15%, and adjusted earnings per share to be in a range of $8.10 to $8.20, or growth of 27% to 28% over 2020. This presumes a consistent macroeconomic environment for the remainder of the year with no change to the COVID-19 outlook globally.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable December 30, 2021 to shareholders of record as of December 16, 2021.

Conference Call
Global Payments’ management will host a live audio webcast today, November 2, 2021, at 8:00 a.m. EDST to discuss financial results and business highlights. All interested parties may access the audio webcast via the investor relations page of the company’s website at investors.globalpaymentsinc.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, income, operating income, operating margin and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Reconciliations of each of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with nearly 24,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning over 100 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpayments.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks, uncertainties and assumptions that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2021; the effects of the COVID-19 pandemic on our business, including estimates of the effects of the pandemic on our revenues, financial operating results and liquidity; the effects of actions taken by us in response to the pandemic; the anticipated benefits of the merger with TSYS (the “Merger’), including the combined company’s plans, objectives, expectations and intentions; timing and completion of anticipated benefits of acquisitions or strategic initiatives; our success and timing in developing and introducing new services; and future financial and operating results. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions, including the effects and duration of the COVID-19 pandemic and actions taken in response; management’s assumptions and projections used in their estimates of the timing and severity of the effects of the COVID-19 pandemic on our future revenues, results of operations and liquidity; our ability to meet our liquidity needs in light of the effects of the COVID-19 pandemic or otherwise; the outcome of any legal proceedings that may be instituted against the Company and our directors; difficulties, delays and higher than anticipated costs related to integrating the businesses of Global Payments and TSYS, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realize anticipated cost savings and other anticipated benefits of the Merger when expected or at all; business disruptions from the Merger integration that may harm our business, including current plans and operations; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness, foreign currency exchange and interest rate risks; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond our control, such as acts of terrorism, and other factors included in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that we file with the SEC, which are available at https://www.sec.gov. Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and we undertake no obligation to update forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change

Revenues	$2,202,337	$1,917,815	14.8%	$6,329,781	$5,493,365	15.2%

Operating expenses:
Cost of service	944,172	900,921	4.8%	2,805,728	2,728,532	2.8%
Selling, general and administrative	858,082	726,475	18.1%	2,486,153	2,122,862	17.1%
	1,802,254	1,627,396	10.7%	5,291,881	4,851,394	9.1%

Operating income	400,083	290,419	37.8%	1,037,900	641,971	61.7%

Interest and other income	6,320	29,983	(78.9)%	16,009	35,277	(54.6)%
Interest and other expense	(82,187)	(82,976)	(1.0)%	(245,884)	(258,475)	(4.9)%
	(75,867)	(52,993)	43.2%	(229,875)	(223,198)	3.0%

Income before income taxes and equity in income of equity method investments	324,216	237,426	36.6%	808,025	418,773	93.0%
Income tax expense	50,117	42,834	17.0%	131,600	59,173	122.4%
Income before equity in income of equity method investments	274,099	194,592	40.9%	676,425	359,600	88.1%
Equity in income of equity method investments, net of tax	31,364	35,638	(12.0)%	94,261	60,682	55.3%
Net income	305,463	230,230	32.7%	770,686	420,282	83.4%
Net income attributable to noncontrolling interests, net of income tax	(8,727)	(9,259)	(5.7)%	(13,679)	(18,406)	(25.7)%
Net income attributable to Global Payments	$296,736	$220,971	34.3%	$757,007	$401,876	88.4%

Earnings per share attributable to Global Payments:
Basic	$1.02	$0.74	37.8%	$2.57	$1.34	91.8%
Diluted	$1.01	$0.74	36.5%	$2.56	$1.34	91.0%

Weighted-average number of shares outstanding:
Basic	291,502	299,255		294,262	299,261
Diluted	292,507	300,491		295,421	300,525

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change

Adjusted net revenue	$2,000,327	$1,745,905	14.6%	$5,753,082	$4,995,654	15.2%

Adjusted operating income	855,573	717,669	19.2%	2,400,876	1,954,596	22.8%

Adjusted net income attributable to Global Payments	637,328	513,756	24.1%	1,781,696	1,381,915	28.9%

Adjusted diluted earnings per share attributable to Global Payments	$2.18	$1.71	27.5%	$6.03	$4.60	31.1%

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See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	September 30, 2021		September 30, 2020		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,495,898	$1,357,617	$1,243,961	$1,125,405	20.3%	20.6%
Issuer Solutions	522,166	457,755	487,409	433,372	7.1%	5.6%
Business and Consumer Solutions	207,670	207,671	204,106	204,106	1.7%	1.7%
Intersegment Elimination	(23,397)	(22,716)	(17,661)	(16,978)	(32.5)%	(33.8)%
	$2,202,337	$2,000,327	$1,917,815	$1,745,905	14.8%	14.6%

Operating income:
Merchant Solutions	$488,407	$669,462	$344,981	$532,287	41.6%	25.8%
Issuer Solutions	77,692	198,462	70,800	187,658	9.7%	5.8%
Business and Consumer Solutions	35,233	53,092	31,052	52,252	13.5%	1.6%
Corporate	(201,249)	(65,443)	(156,414)	(54,528)	(28.7)%	(20.0)%
	$400,083	$855,573	$290,419	$717,669	37.8%	19.2%

	Nine Months Ended
	September 30, 2021		September 30, 2020		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$4,190,524	$3,796,146	$3,460,785	$3,132,412	21.1%	21.2%
Issuer Solutions	1,528,349	1,343,542	1,461,196	1,289,565	4.6%	4.2%
Business and Consumer Solutions	678,611	678,613	624,774	624,774	8.6%	8.6%
Intersegment Elimination	(67,703)	(65,218)	(53,390)	(51,097)	(26.8)%	(27.6)%
	$6,329,781	$5,753,082	$5,493,365	$4,995,654	15.2%	15.2%

Operating income:
Merchant Solutions	$1,265,689	$1,826,260	$824,212	$1,404,189	53.6%	30.1%
Issuer Solutions	220,954	584,202	188,131	539,450	17.4%	8.3%
Business and Consumer Solutions	139,439	195,178	110,358	174,842	26.4%	11.6%
Corporate	(588,182)	(204,764)	(480,730)	(163,885)	(22.4)%	(24.9)%
	$1,037,900	$2,400,876	$641,971	$1,954,596	61.7%	22.8%

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See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	September 30, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$2,347,732	$1,945,868
Accounts receivable, net	904,142	794,172
Settlement processing assets	1,912,421	1,230,853
Prepaid expenses and other current assets	628,042	621,467
Total current assets	5,792,337	4,592,360
Goodwill	24,344,275	23,871,451
Other intangible assets, net	11,529,826	12,015,883
Property and equipment, net	1,667,287	1,578,532
Deferred income taxes	8,480	7,627
Other noncurrent assets	2,412,270	2,135,692
Total assets	$45,754,475	$44,201,545

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$588,347	$358,698
Current portion of long-term debt	39,148	827,357
Accounts payable and accrued liabilities	2,387,972	2,061,384
Settlement processing obligations	2,018,840	1,301,652
Total current liabilities	5,034,307	4,549,091
Long-term debt	10,709,791	8,466,407
Deferred income taxes	2,831,349	2,948,390
Other noncurrent liabilities	824,679	750,613
Total liabilities	19,400,126	16,714,501
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at September 30, 2021 and December 31, 2020; 290,086,635 issued and outstanding at September 30, 2021 and 298,332,459 issued and outstanding at December 31, 2020	—	—
Paid-in capital	23,544,800	24,963,769
Retained earnings	2,845,192	2,570,874
Accumulated other comprehensive loss	(242,965)	(202,273)
Total Global Payments shareholders’ equity	26,147,027	27,332,370
Noncontrolling interests	207,322	154,674
Total equity	26,354,349	27,487,044
Total liabilities and equity	$45,754,475	$44,201,545

SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine Months Ended
	September 30, 2021	September 30, 2020

Cash flows from operating activities:
Net income	$770,686	$420,282
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	292,230	265,738
Amortization of acquired intangibles	973,948	941,654
Amortization of capitalized contract costs	68,112	57,888
Share-based compensation expense	146,097	105,081
Provision for operating losses and credit losses	73,286	98,967
Noncash lease expense	80,371	73,493
Deferred income taxes	(136,004)	(118,466)
Equity in income of equity investments, net of tax	(94,261)	(60,682)
Other, net	19,967	(13,584)
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(123,370)	23,352
Settlement processing assets and obligations, net	28,242	155,385
Prepaid expenses and other assets	(185,973)	(240,804)
Accounts payable and other liabilities	114,279	(163,544)
Net cash provided by operating activities	2,027,610	1,544,760
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash acquired	(946,377)	(77,180)
Capital expenditures	(350,745)	(329,413)
Other, net	1,248	11,575
Net cash used in investing activities	(1,295,874)	(395,018)
Cash flows from financing activities:
Net borrowings from (repayments of) settlement lines of credit	244,858	(31,069)
Proceeds from long-term debt	3,909,988	1,868,199
Repayments of long-term debt	(2,434,805)	(1,829,637)
Payments of debt issuance costs	(8,569)	(8,075)
Repurchases of common stock	(1,833,689)	(421,162)
Proceeds from stock issued under share-based compensation plans	38,570	51,055
Common stock repurchased - share-based compensation plans	(84,659)	(41,966)
Contribution from a noncontrolling interest	46,320	—
Distribution to a noncontrolling interest	—	(6,955)
Dividends paid	(188,203)	(175,025)
Net cash used in financing activities	(310,189)	(594,635)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(42,704)	(12,558)
Increase in cash, cash equivalents and restricted cash	378,843	542,549
Cash, cash equivalents and restricted cash, beginning of the period	2,089,771	1,678,273
Cash, cash equivalents and restricted cash, end of the period	$2,468,614	$2,220,822

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended September 30, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,202,337	$(202,010)	$—	$—	$2,000,327

Operating income	$400,083	$966	$454,524	$—	$855,573

Net income attributable to Global Payments	$296,736	$966	$439,616	$(99,990)	$637,328

Diluted earnings per share attributable to Global Payments	$1.01				$2.18

Diluted weighted average shares outstanding	292,507				292,507

	Three Months Ended September 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$1,917,815	$(171,910)	$—	$—	$1,745,905

Operating income	$290,419	$2,555	$424,695	$—	$717,669

Net income attributable to Global Payments	$220,971	$2,555	$375,340	$(85,110)	$513,756

Diluted earnings per share attributable to Global Payments	$0.74				$1.71

Diluted weighted average shares outstanding	300,491				300,491

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended September 30, 2021 and September 30, 2020, includes $1.0 million and $2.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended September 30, 2021, earnings adjustments to operating income included $317.8 million in cost of services (COS) and $136.7 million in selling, general and administrative expenses (SG&A). Adjustments to COS represent amortization of acquired intangibles of $319.9 million and other items of $(2.1) million. Adjustments to SG&A include share-based compensation expense of $65.6 million, acquisition and integration expenses of $71.6 million and other items of $(0.5) million. Net income attributable to Global Payments also reflects the removal of $14.5 million of equity method investment earnings from our interest in a private equity investment fund.

For the three months ended September 30, 2020, earnings adjustments to operating income included $317.3 million in COS and $107.4 million in SG&A expenses. Adjustments to COS represent amortization of acquired intangibles of $313.4 million and other items of $3.9 million. Adjustments to SG&A include share-based compensation expense of $42.3 million, acquisition and integration expenses of $59.8 million and other items of $5.3 million. For 2020, other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of a $27.3 million gain associated with the fair value of shares received from the partial conversion of Visa Inc. convertible preferred shares and the removal of $23.1 million of equity method investment earnings from our interest in a private equity investment fund.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Nine Months Ended September 30, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$6,329,781	$(576,699)	$—	$—	$5,753,082

Operating income	$1,037,900	$3,992	$1,358,983	$—	$2,400,876

Net income attributable to Global Payments	$757,007	$3,992	$1,312,326	$(291,629)	$1,781,696

Diluted earnings per share attributable to Global Payments	$2.56				$6.03

Diluted weighted average shares outstanding	295,421				295,421

	Nine Months Ended September 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$5,493,365	$(497,711)	$—	$—	$4,995,654

Operating income	$641,971	$8,139	$1,304,486	$—	$1,954,596

Net income attributable to Global Payments	$401,876	$8,139	$1,260,724	$(288,824)	$1,381,915

Diluted earnings per share attributable to Global Payments	$1.34				$4.60

Diluted weighted average shares outstanding	300,525				300,525

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the nine months ended September 30, 2021 and September 30, 2020, includes $4.0 million and $8.1 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the nine months ended September 30, 2021, earnings adjustments to operating income included $971.7 million in COS and $387.3 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $973.9 million and other items of $(2.2) million. Adjustments to SG&A include share-based compensation expense of $146.1 million, acquisition and integration expenses of $241.6 million and other items of $(0.4) million. Net income attributable to Global Payments also reflects the removal of $44.6 million of equity method investment earnings from our interest in a private equity investment fund.

For the nine months ended September 30, 2020, earnings adjustments to operating income included $965.9 million in COS and $338.5 million in SG&A expenses. Adjustments to COS represent amortization of acquired intangibles of $942.6 million and other items of $23.3 million. Adjustments to SG&A include share-based compensation expense of $105.1 million, acquisition and integration expenses of $213.6 million and other items of $19.8 million. For 2020, other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19. Net income attributable to Global Payments also reflects the removal of a $27.3 million gain associated with the fair value of shares received from the partial conversion of Visa Inc. convertible preferred shares, the removal of $23.1 million of equity method investment earnings from our interest in a private equity investment fund, and the removal of a $8.7 million loss associated with the partial sale of an ownership position in a strategic partner.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended September 30, 2021
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,495,898	$(138,281)	$—	$1,357,617
Issuer Solutions	522,166	(64,411)	—	457,755
Business and Consumer Solutions	207,670	2	—	207,671
Intersegment Eliminations	(23,397)	681	—	(22,716)
	$2,202,337	$(202,010)	$—	$2,000,327

Operating income:
Merchant Solutions	$488,407	$103	$180,952	$669,462
Issuer Solutions	77,692	862	119,908	198,462
Business and Consumer Solutions	35,233	—	17,859	53,092
Corporate	(201,249)	—	135,805	(65,443)
	$400,083	$966	$454,524	$855,573

	Three Months Ended September 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,243,961	$(118,556)	$—	$1,125,405
Issuer Solutions	487,409	(54,037)	—	433,372
Business and Consumer Solutions	204,106	—	—	204,106
Intersegment Eliminations	(17,661)	683	—	(16,978)
	$1,917,815	$(171,910)	$—	$1,745,905

Operating income:
Merchant Solutions	$344,981	$316	$186,990	$532,287
Issuer Solutions	70,800	2,239	114,619	187,658
Business and Consumer Solutions	31,052	—	21,200	52,252
Corporate	(156,414)	—	101,886	(54,528)
	$290,419	$2,555	$424,695	$717,669

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the three months ended September 30, 2021 and September 30, 2020, includes $1.0 million and $2.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended September 30, 2021, earnings adjustments to operating income included $317.8 million in COS and $136.7 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $319.9 million and other items of $(2.1) million. Adjustments to SG&A include share-based compensation expense of $65.6 million, acquisition and integration expenses of $71.6 million and other items of $(0.5) million.

For the three months ended September 30, 2020, earnings adjustments to operating income included $317.3 million in COS and $107.4 million in SG&A expenses. Adjustments to COS represent amortization of acquired intangibles of $313.4 million and other items of $3.9 million. Adjustments to SG&A include share-based compensation expense of $42.3 million, acquisition and integration expenses of $59.8 million and other items of $5.3 million. For 2020, other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 9
UNAUDITED RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Nine months ended September 30, 2021
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$4,190,524	$(394,379)	$—	$3,796,146
Issuer Solutions	1,528,349	(184,807)	—	1,343,542
Business and Consumer Solutions	678,611	2	—	678,613
Intersegment Eliminations	(67,703)	2,485	—	(65,218)
	$6,329,781	$(576,699)	$—	$5,753,082

Operating income:
Merchant Solutions	$1,265,689	$530	$560,040	$1,826,260
Issuer Solutions	220,954	3,463	359,785	584,202
Business and Consumer Solutions	139,439	—	55,739	195,178
Corporate	(588,182)	—	383,419	(204,764)
	$1,037,900	$3,992	$1,358,983	$2,400,876

	Nine months ended September 30, 2020
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$3,460,785	$(328,373)	$—	$3,132,412
Issuer Solutions	1,461,196	(171,631)	—	1,289,565
Business and Consumer Solutions	624,774	—	—	624,774
Intersegment Eliminations	(53,390)	2,293	—	(51,097)
	$5,493,365	$(497,711)	$—	$4,995,654

Operating income:
Merchant Solutions	$824,212	$833	$579,144	$1,404,189
Issuer Solutions	188,131	7,306	344,013	539,450
Business and Consumer Solutions	110,358	—	64,484	174,842
Corporate	(480,730)	—	316,845	(163,885)
	$641,971	$8,139	$1,304,486	$1,954,596

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(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. Also, for the nine months ended September 30, 2021 and September 30, 2020, includes $4.0 million and $8.1 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the nine months ended September 30, 2021, earnings adjustments to operating income included $971.7 million in COS and $387.3 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $973.9 million and other items of $(2.2) million. Adjustments to SG&A include share-based compensation expense of $146.1 million, acquisition and integration expenses of $241.6 million and other items of $(0.4) million.

For the nine months ended September 30, 2020, earnings adjustments to operating income included $965.9 million in COS and $338.5 million in SG&A expenses. Adjustments to COS represent amortization of acquired intangibles of $942.6 million and other items of $23.3 million. Adjustments to SG&A include $105.1 million of share-based compensation expense, $213.6 million of acquisition and integration expenses and other items of $19.8 million. For 2020, other COS and SG&A items include employee termination benefits and other incremental charges directly related to COVID-19.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	2020	2021 Outlook	% Change
Revenues:
GAAP revenues	$7.42	$8.48 to $8.50	14% to 15%
Adjustments(1)	(0.68)	(0.77)
Adjusted net revenue	$6.75	$7.71 to $7.73	14% to 15%

Earnings Per Share:
GAAP diluted EPS	$1.95	$3.50 to $3.60	79% to 85%
Adjustments(2)	4.45	4.60
Adjusted EPS	$6.40	$8.10 to $8.20	27% to 28%

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also include adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)Adjustments to 2020 GAAP diluted EPS include the removal of 1) software-related contract liability adjustments described above of $0.03, 2) acquisition related amortization expense of $3.20, 3) share-based compensation expense of $0.38, 4) acquisition and integration expense of $0.82, 5) other items, inclusive of employee termination benefits and other incremental charges directly related to COVID-19, of $0.13, 6) gain associated with the fair value of common shares received from the conversion of certain Visa Inc. preferred shares of $0.07, 7) equity method investment earnings from our interest in a private equity investment fund of $0.11, 8) loss associated with the partial sale of an ownership position in a strategic partner of $0.02 and 9) discrete tax items of $0.05. Adjustments to 2020 GAAP diluted EPS include the effect on noncontrolling interests and income taxes, as applicable.

Note: Amounts may not sum due to rounding.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income, operating income, operating margin and EPS determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition and integration expense and certain other items, such as unusual, direct and discrete costs due to the global pandemic, specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.